                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


                                                        JURISDICTION OF
                                                        ORGANIZATION OR
               NAME                                      INCORPORATION
               ----                                      -------------
The Alexander Corporation Limited                       United Kingdom
Nextera Business Performance Solutions Group, Inc.      Massachusetts
Cranberry Hill Capital, L.L.C.                          Delaware
Critias, Inc.                                           Delaware
Lexecon Inc.                                            Illinois
The Planning Technologies Group, L.L.C.                 Delaware
Pyramid Imaging, Inc.                                   California
Scanada, Inc.                                           Delaware
Sibson Canada Co.                                       Nova Scotia, Canada
Sibson International, LLC                               Delaware
Sibson & Company, LLC                                   Delaware
Sibson UK Limited                                       United Kingdom
Timaeus, Inc.                                           Delaware